UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2008

ULTRA CARE, INC.
(Exact name of registrant as specified in charter)

Commission File Number 000-52945

Nevada	98-0540833
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

999 Third Avenue, Suite 3800
Seattle, WA  98104
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (206) 652-3382

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 29, 2008, Mr. Van Clayton A. Pagaduan, our President, CFO, Secretary, Treasurer and director, agreed to sell all of his 1,200,000 shares of our issued and outstanding common stock to Mr. Alan Goh for an aggregate price of US$60,000 to be paid on or before January 15, 2009, pursuant to a stock purchase agreement attached hereto as Exhibit 10.1.

The foregoing stock purchase agreement is scheduled to close on or before January 15, 2009.  Upon consummation of this stock purchase, Mr. Alan Goh will be the owner of 1,200,000 shares of our common stock representing approximately 61% of our issued and outstanding common stock.

The foregoing description of the stock purchase transaction does not purport to be complete and is qualified in its entirety by reference to the stock purchase agreement, which is attached hereto as Exhibit 10.1, and which is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

In addition, on or prior to the closing of the aforementioned stock purchase agreement, Mr. Van Clayton Pagaduan agreed to resign as a director and from all officer positions with our company and Mr. Alan Goh agreed to join our company as a director and the President, CEO, CFO, Secretary and Treasurer of our company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Stock purchase agreement, dated as of December 29, 2008, by and between Mr. Van Clayton A. Pagaduan and Mr. Alan Goh.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 31, 2008

ULTRA CARE, INC.

By:	/s/ Van Clayton A. Pagaduan
Name:	Van Clayton A. Pagaduan
Title:	President & Director